UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2015

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2015, General Cable Corporation (the “Company”) announced that Gregory Kenny would be retiring as President and CEO on June 30, 2015 and that it expected to enter into a consulting services agreement with Mr. Kenny in order to assist the Company and the Board with an orderly transition following his retirement. On June 29, 2015, the Company and Mr. Kenny entered into a consulting services agreement, effective July 1, 2015, pursuant to which Mr. Kenny has agreed to provide such transition and advisory services as may be reasonably requested by the Board or the Company’s CEO during the 6-month period beginning July 1, 2015 and ending December 31, 2015 (the “Consulting Period”). The agreement also contains non-compete and non-solicit provisions that apply during the 18-month period beginning July 1, 2015 and ending December 31, 2016. As consideration for these services and restrictions, Mr. Kenny will receive $25,000 per month during the Consulting Period.
The foregoing description of the consulting services agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Services Agreement dated June 29, 2015 between General Cable Corporation and Gregory B. Kenny

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

July 6, 2015	By:	/s/ Emerson C. Moser
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Services Agreement dated June 29, 2015 between General Cable Corporation and Gregory B. Kenny

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